UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2014

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, the Board of Directors (the "Board") of Freescale Semiconductor, Ltd. ("Freescale") appointed D. Mark Durcan to fill a vacancy on the Board effective immediately. Mr. Durcan is the chief executive officer at Micron Technology ("Micron"). Prior to being appointed Micron’s CEO and a member of its board in February 2012, he held a variety of increasingly responsible positions at Micron since joining the company in June 1984.

The Board has determined that Mr. Durcan is an "independent director" in accordance with the New York Stock Exchange listing standards, Securities and Exchange Commission rules and Freescale’s Corporate Governance Guidelines. As an independent director, Mr. Durcan will receive a grant of restricted share units with an annual value equal to $200,000 under the Amended and Restated Freescale Semiconductor, Ltd. 2011 Omnibus Incentive Plan, which vest fully on the earlier of the first anniversary of the date of grant or the next annual general meeting of shareholders. Upon his appointment to the Board, Mr. Durcan’s initial grant of restricted share units will be prorated, with the full annual value granted each year thereafter. In addition, Mr. Durcan will receive an annual cash retainer of $70,000 to be paid in advance in equal installments at the beginning of each quarter. Mr. Durcan will also be reimbursed for expenses related to his service on the Board. Mr. Durcan will be subject to the share ownership guidelines for independent directors.

Mr. Durcan has no relationships or transactions with Freescale which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On August 13, 2014, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved changes to the compensation received by independent directors for service on the Board. Our independent directors each receive an annual cash retainer of $70,000. Additionally, the non-executive chairman of the board receives an additional payment of $60,000 annually; the chairman of the Audit and Legal Committee receives an additional payment of $25,000 annually; and the chairman of the Compensation and Leadership Committee receives an additional payment of $15,000 annually. Directors receive cash payments in quarterly installments and forfeit unpaid portions of cash upon termination, retirement, disability, or death. Each independent director will also receive a grant of restricted share units with an annual value equal to $200,000 under the Amended and Restated Freescale Semiconductor, Ltd. 2011 Omnibus Incentive Plan, which will vest fully on the earlier of the first anniversary of the date of grant or the next annual general meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

August 19, 2014	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary